FIRST AMENDMENT
LYONDELLBASELL INDUSTRIES AF S.C.A
LONG-TERM INCENTIVE PLAN

(As Established Effective April 1, 2008)

WHEREAS, LyondellBasell Industries AF S.C.A. (the “Company”) established the LyondellBasell Industries AF S.C.A. Long-Term Incentive Plan, effective April 1, 2008 (the “Plan”) for the benefit of certain eligible employees; and

WHEREAS, the Company desires to amend the Plan to provide that non-employee directors may participate in the Plan;

NOW, THEREFORE, the Company hereby amends the Plan, effective as of September 23, 2008, as follows:

1.             Section 2 of the Plan is hereby amended by adding the following new definition thereto:

“‘Non-Employee Director’ means an individual who serves on the Supervisory Board or the Board of Directors of a Subsidiary or an Affiliate.”

2.             The definition of “Participant” in Section 2 of the Plan is hereby amended to read as follows:

“‘Participant’ means an Employee or a Non-Employee Director who has entered into an Equity Purchase Agreement and whose name is listed on Schedule A, as amended from time to time.”

3.             Section 3(c) of the Plan is hereby amended to read as follows:

“(c)           Eligibility.  The Plan Administrator may, from time to time, amend Schedule A to recognize an Employee or a Non-Employee Director as a Participant in this Plan following the consummation of such individual’s equity investment in accordance with the terms set forth in an Equity Purchase Agreement.”

4.             Section 8 of the Plan is hereby amended in its entirety to read as follows:

“8.           Termination of Employment or Board Service.

The terms of the Award Agreement shall govern the treatment of any deferred or unpaid Awards payable to the Participant upon the termination of employment or, if applicable, service as a Non-Employee Director.  Notwithstanding anything contained herein to the contrary, no Participant who is a U. S. taxpayer shall be considered to have terminated employment or, if applicable, service as a Non-Employee Director for purposes of the Plan and the Award Agreement unless the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code.”

5.             Section 14 of the Plan is hereby amended in its entirety to read as follows:

“14.           No Right to Employment or Board Service.

The granting of an Award under the terms of this Plan shall not impose upon the Company, a Subsidiary or an Affiliate any obligation to maintain any Participant as an Employee or, if applicable, as a Non-Employee Director, and shall not diminish the power of the Company, a Subsidiary or an Affiliate to discharge any Participant at any time.”

IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company, has executed this Instrument on this 20th day October, 2008.

ATTEST:		LYONDELLBASELL INDUSTRIES AF S.C.A

By:	/s/ Mindy G. Davidson	By:	/s/ C. Bart de Jong
C. Bart de Jong
Senior Vice President, Human Resources